Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-97079) and Form S-8 (No. 333-175563) of HomeFed Corporation of our report dated April 4, 2014 relating to the consolidated financial statements of Brooklyn Renaissance Hotel LLC and Subsidiaries.

/s/ Friedman LLP

New York, New York
June 9, 2014